WORLD FUNDS TRUST 485BPOS

Exhibit 99.(e)(8)

5th AMENDMENT TO THE

DISTRIBUTION AGREEMENT

THIS AMENDMENT dated February 21, 2024 to the novated DISTRIBUTION AGREEMENT (“Agreement”) dated September 30, 2021, is by and between FORESIDE FUND SERVICES, LLC (the “Distributor”) and WORLD FUNDS TRUST (“Fund Company”), on behalf of the Funds listed in Exhibit A.

RECITALS

WHEREAS, the parties have previously entered into the Agreement; and

WHEREAS, Section 18 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

WHEREAS, the parties desire to rename seven funds of the Trust to the Agreement;

NOW, THEREFORE, the parties agree as follows:

1.                  Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to add the T-Rex Spot Bitcoin ETFs and T-Rex Spot Ether ETFs plus the renaming of the Applied Finance Core Fund to the Applied Finance Dividend Fund and the Cboe Vest Funds to the Vest Funds.

2.                  Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

3.                  This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as of the date and year first written above.

FORESIDE FUND SERVICES, LLC	WORLD FUNDS TRUST

By: /s/ Teresa Cowan	By /s/ David Bogaert
Teresa Cowan, President	David Bogaert, President

DISTRIBUTION AGREEMENT

EXHIBIT A

Fund Names

Philotimo Focused Growth and Income Fund

Applied Finance Dividend Fund

Applied Finance Explorer Fund

Applied Finance Select Fund

Clifford Capital Partners Fund

Clifford Capital Focused Small Cap Value Fund

Clifford Capital International Value Fund

Vest US Large Cap 10% Buffer Strategies Fund

Vest US Large Cap 20% Buffer Strategies Fund

Vest S&P 500® Dividend Aristocrats Target Income Fund

Vest Bitcoin Managed Volatility Fund

Vest US Large Cap 10% Buffer Strategies VI Fund

Vest US Large Cap 20% Buffer Strategies VI Fund

OTG Latin American Fund

Perkins Discovery Fund

LDR Value Opportunity Real Estate Fund

Rule One Fund

Curasset Capital Management Core Bond Fund

Curasset Capital Management Limited Term Bond Fund

Union Street Partners Value Fund

T-Rex 1.5X Long Spot Bitcoin Daily Target ETF

T-Rex 1.5X Inverse Spot Bitcoin Daily Target ETF

T-Rex 1.75X Long Spot Bitcoin Daily Target ETF

T-Rex 1.75X Inverse Spot Bitcoin Daily Target ETF

T-Rex 2X Long Spot Bitcoin Daily Target ETF

T-Rex 2X Inverse Spot Bitcoin Daily Target ETF

T-Rex 1.5X Long Spot Ether Daily Target ETF

T-Rex 1.5X Inverse Spot Ether Daily Target ETF

T-Rex 1.75X Long Spot Ether Daily Target ETF

T-Rex 1.75X Inverse Spot Ether Daily Target ETF

T-Rex 2X Long Spot Ether Daily Target ETF

T-Rex 2X Inverse Spot Ether Daily Target ETF